Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment No. 33 to the Registration Statement (Form N-1A, No. 333-03013) of The Universal Institutional Funds, Inc., and to the incorporation by reference of our reports, dated February 16, 2009, on the Core Plus Fixed Income Portfolio, Emerging Markets Debt Portfolio, Emerging Markets Equity Portfolio, Capital Growth Portfolio, Equity and Income Portfolio, Global Franchise Portfolio, Global Real Estate Portfolio, Global Value Equity Portfolio, High Yield Portfolio, International Growth Equity Portfolio, International Magnum Portfolio, Mid Cap Growth Portfolio, Small Company Growth Portfolio, U.S. Mid Cap Value Portfolio, U.S. Real Estate Portfolio, and Value Portfolio (sixteen of the portfolios of The Universal Institutional Funds, Inc.) included in the Annual Reports to Shareholders for the fiscal year ended December 31, 2008.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 6, 2009